FXCM Inc. Announces First Quarter 2011 Results and April Monthly Metrics

First Quarter Highlights:

•	2011 first quarter revenues of $94.7 million, up 23% versus the same period in 2010

•	Adjusted Pro Forma EBITDA of $25.5 million, up 2% versus the same period in 2010

•	Adjusted Pro Forma net income of $13.7 million or $0.18 per fully diluted share, down 7% versus the same period in 2010

•	Customer equity of $775.1 million, up 100% from same period in 2010

•	Active accounts of 139,900, up 15% from the same period in 2010

•	Completed the acquisition of FXCM Japan Inc., the retail FX business of GCI Capital, a FX provider in Japan with over 17,000 active accounts and $114.0 million in customer equity

•	Declared a quarterly dividend of $0.06 per share of Class A common stock

NEW YORK, NY — May 16, 2011 — FXCM Inc (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended March 31, 2011, revenues increased $17.7 million or 23% to $94.7 million, compared to $77.0 million for the quarter ended March 31, 2010. Adjusted Pro Forma EBITDA for the first quarter 2011 was $25.5 million, an increase of $0.4 million or 2%, compared to $25.1 million, for the first quarter 2010. Adjusted Pro Forma Net Income was $13.7 million, or $0.18 per share on a fully exchanged, fully diluted basis, for the first quarter 2011 compared to $14.7 million, or $0.20 per share, for the first quarter 2010, a decrease of 7%.

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC units into FXCM Inc. Class A shares, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain compensation charges relating to FXCM Inc.’s initial public offering.

U.S. GAAP net income for the first quarter 2011 was $2.8 million or $0.16 per fully diluted share, which was fully attributable to FXCM Inc. Following the completion of FXCM Inc.’s initial public offering on December 7, 2010, FXCM Holdings, LLC is consolidated into the results of FXCM Inc. Prior to the initial public offering, FXCM Inc. did not engage in any business or activities except in connection with its formation.

“FXCM delivered strong growth in the quarter — growing revenues by 23% and active accounts by 15% versus the first quarter 2010,” said Drew Niv, Chief Executive Officer.

“We also expanded our presence geographically with the acquisition of the retail FX business of GCI Capital adding over 17,000 active accounts and $114 million in customer equity and giving us a much stronger position in Japan, the world’s largest retail FX market,” he continued.

In addition FXCM Inc. today announced certain key operating metrics for April 2011 for its retail and institutional foreign exchange business. Monthly activities included:

April Monthly Metrics:

Retail Trading Metrics

•	Retail customer trading volume(1) of $293 billion in April 2011, 7% lower than March 2011 and 33% higher than April 2010.

•	Average retail customer trading volume(1) per day of $14.0 billion in April 2011, 2% higher than March 2011 and 40% higher than April 2010.

•	An average of 322,653 retail client trades per day in April 2011, 1% lower than March 2011 and 21% higher than April 2010.

•	Active accounts(2) of 158,002 as of April 30, 2011, an increase of 18,102 or 13% from March 2011, and an increase of 34,112 or 28% from April 2010.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $62 billion in April 2011, 21% lower than March 2011 and 9% higher than April 2010.

•	Average institutional trading volume(1) per day of $3.0 billion in April 2011, 13% lower than March 2011 and 14% higher than April 2010.

•	An average of 6,782 institutional client trades per day in April 2011, 2% lower than March 2011 and 147% higher than April 2010.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc.  FXCM undertakes no obligation to publicly update or review previously reported operating data.  Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in period translated into US dollars.

(2) An account that has traded at least once in the previous twelve months.

Condensed Unaudited Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Adjusted Pro Forma (thousands except per share amounts)
	Three Months Ended March 31,
	2011	2010	% Change

Total Revenues	$94,652	$76,960	23%

Referring broker fees	21,601	15,655	38%
Compensation and benefits	20,153	16,891	19%
Other expenses	27,365	19,333	42%

EBITDA	25,533	25,081	2%

Depreciation and amortization	4,094	1,743	135%

Income before income taxes	21,439	23,338	(8%)

Income tax provision	7,748	8,604	(10%)

Net Income	13,691	14,734	(7%)

Net income attributable to non-controlling interest	—	—	—

Net Income Attributable to FXCM Inc.	$13,691	$14,734	(7%)

Pro forma fully exchanged, fully diluted shares outstanding	75,300	75,300	—

Earnings Per Share	$0.18	$0.20	(7%)

	Unaudited U.S. GAAP (thousands except per share amounts)
	Three Months Ended March 31,
	2011	2010	% Change

Total Revenues	$94,652	$76,960	23%

Referring broker fees	21,601	15,655	38%
Compensation and benefits	22,586	16,891	34%
Other expenses	27,365	19,333	42%

EBITDA	23,100	25,801	(8%)

Depreciation and amortization	4,094	1,743	135%

Income before income taxes	19,006	23,338	(19%)

Income tax provision	549	2,608	(79%)

Net Income	18,457	20,730	(11%)

Net income attributable to non-controlling interest	15,661	20,730	(24%)

Net Income Attributable to FXCM Inc.	$2,796	$—

Net Income	$2,796

Net Income per Class A Share Basic and Diluted	$0.16

Average Class A shares outstanding	17,319

Selected Operating Metrics

	(Unaudited)
	Three Months Ended March 31,
	2011	2010	% Change

Total trading volume ($ in billions)	$822	$744	11%

Total active accounts	139,900	122,183	15%

Trading days in period	64	63

Daily average trades	309,777	314,220	(1%)

Daily average trades per active account	2.2	2.6	(15%)

Retail trading revenue per million traded	$95	$91	4%

Total customer equity ($ in millions)	$775.1	$388.1	100%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share as determined in accordance with U.S. GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on June 24, 2011 to Class A stockholders of record at the close of business on June 10, 2011.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss the results at 8:30 a.m. (EST) today. This conference call will be available by dialing 866-804-6921 and 857-350-1667 for international participants. The conference ID number is 53030911. A live, audio webcast, a copy of FXCM Inc.’s earnings release, results presentation and replay of this conference call will also be available at http://ir.fxcm.com/. More information about FXCM can be found on the Company’s website at www.fxcm.com.

Disclosure Regarding Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes, “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s prospectus dated December 1, 2010, filed with the Securities and Exchange Commission in accordance with Rule 424(b) of the Securities Act on December 3, 2010, as such factors may be updated from time to time in FXCM Inc.’s annual report on Form 10-K and other SEC filings, which are accessible on the SEC’s website at sec.gov. In particular, we note that our statements regarding an acquisition by us of GCI Capital of Japan are subject to a number of risks and uncertainties, including the risks that we will simply fail to reach a definitive agreement regarding the proposed acquisition, that the terms of any such agreement will not be favorable to us and that the proposed acquisition will not be completed even if a definitive agreement is entered into.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in the prospectus. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange (forex) trading and related services to retail and institutional customers world-wide.

At the heart of FXCM’s client offering is No Dealing Desk forex trading. Clients benefit from FXCM’s large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM’s U.K. subsidiary, Forex Capital Markets Limited, also offers CFD products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with forex on one platform. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer .

For Media:
Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2986
Vice-President, Investor Relations
investorrelations@fxcm.com

ANNEX I

Page
Schedule	Number

U.S. GAAP Results
Unaudited U.S. GAAP Consolidated Statements of Operations for the Three Months Ended March 31, 2011 and 2010	A-1
Unaudited U.S. GAAP Consolidated Statements of Financial Conditions As of March 31, 2011 and December 31, 2010	A-2

Adjusted Pro Forma Results	A-3
Unaudited Adjusted Pro Forma and U.S. GAAP Consolidated Statements of Operations for the Three Months Ended March 31, 2011 and 2010	A-4
Reconciliation of EBITDA to U.S. GAAP Net Income for the Three Months Ended March 31, 2011 and 2010	A-5

FXCM Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues

Retail trading revenues	$77,735	$67,748
Institutional trading revenues	7,379	6,187
Interest Income	941	516
Other Income	8,597	2,509

Total revenues	94,652	76,960

Expenses

Referring broker fees	21,601	15,655
Compensation and benefits	22,586	16,891
Advertising and marketing	7,018	5,336
Communication and technology	7,359	5,538
General and administrative	12,915	8,433
Depreciation and amortization	4,094	1,743
Interest expense	73	26

Total expenses	75,646	53,622

Income before income taxes	19,006	23,338
Income tax provision	549	2,608

Net income	18,457	20,730
Net income attributable to non-controlling interest	15,661	20,730

Net income attributable to FXCM Inc.	$2,796	$—

Net Income	$2,796

Net Income per Class A Share
Basic and Diluted	$0.16

Average Class A shares outstanding	17,319

FXCM Inc.
Consolidated Statements of Financial Condition
As of March 31, 2011 and December 31, 2010
(Amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010

Assets

Current assets
Cash and cash equivalents	$203,400	$193,330
Cash and cash equivalents, held for customers	775,091	641,152
Due from brokers	91	125
Accounts receivables	12,155	18,324
Deferred tax asset	7,618	7,625
Tax receivable	2,821	1,643
Total current assets	1,001,176	862,199
Deferred tax asset	87,698	90,107
Office, communication and computer equipment, net	23,143	18,709
Intangible assets and goodwill, net	66,144	64,409
Other assets	12,647	12,369
Total assets	$1,190,808	$1,047,793

Liabilities and Equity

Current liabilities
Customer account liabilities	$775,091	$641,152
Accounts payable and accrued expenses	40,468	37,470
Due to brokers	5,098	13,314
Deferred tax liability — current	311	1,844
Due to related parties — pursuant to tax receivable agreement	3,817	3,817
Deferred revenue	—	6,000
Total current liabilities	824,785	703,597
Deferred tax liability	6,658	5,770
Due to related parties — pursuant to tax receivable agreement	69,489	70,419
Total liabilities	900,932	779,786

Commitments and Contingencies

Stockholders’ equity
Class A common stock, par value $0.01 per share; 3,000,000 shares authorized, 17,319,000 issued and outstanding as of March 31, 2011 and December 31, 2010	173	173
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 100 issued and outstanding as of March 31, 2011 and December 31, 2010	1	1
Additional paid-in-capital	104,281	101,848
Retained earnings	1,903	146
Accumulated other comprehensive income	523	52
Total stockholders’ equity of FXCM Inc.	106,881	102,220
Non-controlling interest	182,995	165,787
Total stockholders’ equity	289,876	268,007
Total liabilities and stockholders’ equity	$1,190,808	$1,047,793

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s financial results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items relating to the initial public offering of FXCM Inc. and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.
Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.
Initial Public Offering Related Expense. The Company has reflected charges in relation to its initial public offering. The Company’s management believes that this adjustment results in a more meaningful comparison with prior period results.

3.
Income Taxes. FXCM was prior to the initial public offering organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all FXCM Holdings units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

 FXCM Inc.
 Adjusted Pro Forma Consolidated Statement of Operations
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011					2010
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenues	$77,735	—		$77,735		$67,748	—		$67,748
Institutional trading revenues	7,379	—		7,379		6,187	—		6,187
Interest Income	941	—		941		516	—		516
Other Income	8,597	—		8,597		2,509	—		2,509

Total revenues	94,652	—		94,652		76,960	—		76,960

Expenses

Referring broker fees	21,601	—		21,601		15,655	—		15,655
Compensation and benefits	22,586	(2,433	)(1)	20,153		16,891	—		16,891
Advertising and marketing	7,018	—		7,018		5,336	—		5,336
Communication and technology	7,359	—		7,359		5,538	—		5,538
General and administrative	12,915	—		12,915		8,433	—		8,433
Depreciation and amortization	4,094	—		4,094		1,743	—		1,743
Interest expense	73			73		26	—		26

Total expenses	75,646	(2,433)		73,213		53,622	—		53,622

Income before income taxes	19,006	2,433		21,439		23,338	—		23,338
Income tax provision	549	7,199	(2)	7,748		2,608	5,996	(2)	8,604

Net income	18,457	(4,766)		13,691		20,730	(5,996)		14,734
Net income attributable to non-controlling interest	15,661	(15,661	)(3)	—		20,730	(20,730	)(3)	—

Net income attributable to FXCM Inc.	$2,796	$10,895		$13,691		$—	$14,734		$14,734

Pro Forma fully exchanged, fully diluted shares outstanding				75,300	(4)				75,300	(4)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.18					$0.20

(1)	Represents the elimination of equity-based compensation associated with the IPO.

(2)
Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 36.1% and 36.9% for the three months ended March 31, 2011 and 2010, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders membership units of Class B common stock of the Company into Class A common stock of the Company.

(3)
Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their membership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(4)	Fully diluted shares assuming all unitholders had fully exchanged their membership units and Class B common stock of the Company for shares of Class A common stock of the Company.

FXCM Inc.
Reconciliation of EBITDA to Net Income
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	Adjusted Pro Forma		U.S. GAAP
	2011	2010	2011	2010

Revenues	94,652	76,960	94,652	76,960

Net income attributable to FXCM Inc.	13,691	14,734	2,796	—
Net income attributable to noncontrolling interest	—	—	15,661	20,730
Provision for income taxes	7,748	8,604	549	2,608
Depreciation and amortization	4,094	1,743	4,094	1,743

EBITDA	25,533	25,081	23,100	25,081